PARK ELECTROCHEMICAL CORP.
                                                   NEWS RELEASE
Contact:  Murray Stamer
          5 Dakota Drive
          Lake success, NY 11042
          (516) 354-4100


        PARK ELECTROCHEMICAL REPORTS FIRST QUARTER RESULTS

LAKE  SUCCESS,  New York, June 30, 2004......Park  Electrochemical
Corp. (NYSE-PKE) reported sales of $58,518,000 for the first quarter ended May 30, 2004 compared to sales from continuing operations of $44,323,000 for the first quarter of last year.

Park reported net earnings of $6,021,000 for the first quarter ended May 30, 2004 compared to a net loss from continuing operations of $1,644,000 for last fiscal year's first quarter ended June 1, 2003. The net loss from continuing operations for last year's first quarter included pre-tax realignment charges of $1,934,000 ($1,058,000 after-tax). The loss from discontinued operations, net of taxes, was $6,807,000 for last fiscal year's first quarter. Net earnings were $6,021,000 for the quarter ended May 30, 2004 compared to a net loss of $8,451,000 for last year's first quarter.

Park's diluted earnings per share were $.30 for the first quarter ended May 30, 2004 compared to a diluted loss per share from continuing operations of $.08 for last year's first quarter. The diluted loss per share from continuing operations before special items was $.03 for last year's first quarter. Diluted earnings per share were $.30 for the quarter ended May 30, 2004 compared to a diluted loss per share of $.43 for last year's first quarter.

Brian Shore, Park's President and CEO, said, "The global markets for our electronic materials products continued to be mixed during our first quarter. As usual, I must remind you that the visibility in our industry has been for many years, and continues to be, very poor. However, it does appear that our industry has begun to slow down to some extent in very recent weeks, particularly in the telecommunications and networking industry segments. Since the current underlying economic fundamentals seem to be relatively positive, the logical conclusion is that this very recent market slow-down is attributable to an industry inventory adjustment. We share our perspective with you regarding the current industry climate with some caution, because our industry has certainly surprised us more than once in the past. In any event, our opinions and beliefs about the short-term trends in the industry have very little impact on how we run our business every day, because, as we have in the past, we continue to run our business from a long-term perspective rather than a short-term perspective. Accordingly, our focus continues to be on growing and expanding our business in Asia and on driving technology throughout the world."

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (800) 289-0518.


For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Sunday, July 4, 2004. The conference call replay can be accessed by dialing (888) 203-1112 and entering passcode 250110 or on the Company's website at www.parkelectro.com under the caption "Investor Conference Calls".

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com under the caption "Investor Conference Calls".

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to generally accepted accounting principles ("GAAP") financial measures. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude realignment charges in order to assist its shareholders and other readers in assessing the company's operating performance. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Certain portions of this press release may be deemed to constitute forward looking statements that are subject to various factors which could cause actual results to differ materially from Park's expectations. Such factors include, but are not limited to, general conditions in the electronics industry, Park's competitive position, the status of Park's relationships with its customers, economic conditions in international markets, the cost and availability of utilities, and the various factors set forth under the caption "Factors That May Affect Future Results" after Item 7 of Park's Annual Report on Form 10-K for the fiscal year ended February 29, 2004.

Park Electrochemical Corp. is a leading global designer and producer of electronic materials used to fabricate complex multilayer printed circuit boards and interconnection systems. Park specializes in advanced materials for high layer count circuit boards and high-speed digital and RF/Microwave electronic systems. Park also designs and manufactures advanced composite materials for the aerospace, military and industrial markets. The Company's manufacturing facilities are located in Singapore, China, France, Connecticut, New York, Arizona and California.

Additional corporate information is available on the World Wide Web at www.parkelectro.com and www.parknelco.com.
The performance table (in thousands, except per share amounts):

                                                 13 weeks ended
                                               5/30/04    6/1/03

 Sales from Continuing Operations              $58,518   $44,323

 Basic and Diluted Earnings
 (Loss) Per Share:
  Earnings (Loss) from Continuing Operations   $  0.30   $ (0.08)
  Loss from Discontinued Operations                  -     (0.35)
   Earnings (Loss) Per Share                   $  0.30   $ (0.43)

   Earnings (Loss) from Continuing Operations
    before Special Items:                       $  0.30   $ (0.03)

 Weighted Average Share Outstanding:
   Basic                                        19,810    19,709
   Diluted                                      20,068    19,709


The comparative balance sheets (in thousands):

                                                5/30/04   2/29/04
  Assets
  Current Assets
   Cash and Marketable Securities              $201,285  $189,186
   Accounts Receivable, Net                      33,902    36,149
   Inventories                                   13,752    11,707
   Other Current Assets                           1,441     3,040

     Total Current Assets                       250,380   240,082

  Fixed Assets, Net                              68,346    70,569
  Other Assets                                      606       419

     Total Assets                              $319,332  $311,070

  Liabilities and Stockholders' Equity
  Current Liabilities
   Accounts Payable                            $ 16,788  $ 14,913
   Accrued Liabilities                           23,617    24,468
   Income Taxes Payable                           7,107     3,248

     Total Current Liabilities                   47,512    42,629

   Deferred Income Taxes                          5,099     5,107
   Liability from Discontinued Operations        17,373    19,438

     Total Liabilities                           69,984    67,174

   Stockholders' Equity                         249,348   243,896

     Total Liabilities and Shareholders'
      Equity                                   $319,332  $311,070

   Equity Per Share                              $12.55    $12.33





Detailed operating information (in thousands):
                                             13 Weeks Ended
                                            5/30/04   6/01/03
Continuing Operations:

 Net Sales                                $  58,518  $ 44,323

 Cost of Sales                               44,806    39,700
     %                                        76.6%     89.6%

 Gross Profit                                13,712     4,623
     %                                        23.4%     10.4%

 Selling, General and Administrative
  Expenses                                    8,341     6,204
     %                                        14.3%     14.0%

 Profit (Loss) from Operations                5,371   (1,581)
     %                                         9.2%     -3.6%

 Other Income                                   651       744
     %                                         1.1%      1.7%

 Pre-Tax Operating Profit (Loss)              6,022     (837)
     %                                        10.3%     -1.9%

 Income Tax Provision (Benefit)                   1     (251)
     Effective Tax Rate                        0.0%     30.0%

 Net Profit (Loss) from Continuing
  Operations before Special Items             6,021     (586)
     %                                        10.3%     -1.3%

 Realignment Charges:

  Realignment charges                             -    (1,934)
     %                                            -      -4.4%

  Income Tax Benefit                              -      (876)
     Effective Tax Rate                           -      45.3%

  After-Tax Realignment Charges                   -    (1,058)
     %                                            -      -2.4%

 After Realignment Charges:

   Earnings (Loss) from Continuing
    Operations before Income Taxes            6,022     (2,771)
     %                                        10.3%       -6.3%

   Income Tax Provision (Benefit)                 1     (1,127)
     Effective Tax Rate                        0.0%       40.7%

   Net Earnings (Loss) from
    Continuing Operations                     6,021     (1,644)
     %                                        10.3%       -3.7%

Loss from Discontinued Operations,
 Net of Taxes                                     -      (6,807)
     %                                            -       -15.4%

Net Earnings (Loss)                         $ 6,021     $(8,451)
     %                                        10.3%       -19.1%

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